                                               Exhibit 11

                                              Hadron, Inc.
                                    Earnings per Share Computation


Basic EPS:
                              Three Months Ended                      Nine Months Ended
                                   March 31,                               March 31,
                           1998                1997                1998                1997
                       ------------        ------------        ------------        ------------
Net income                $232,400            ($57,300)           $506,600            ($32,400)
                       ------------        ------------        ------------        ------------
                          $232,400            ($57,300)           $506,600            ($32,400)
                       ============        ============        ============        ============

Weighted average shares:

  Shares outstanding     1,686,684           1,506,685           1,686,684           1,506,018
                       ------------        ------------        ------------        ------------
                         1,686,684           1,506,685           1,686,684           1,506,018

Earnings per share        $232,400  = $.14    ($57,300) =($.03)   $506,600  = $.30    ($32,400) =($.02)
                       ------------        ------------        ------------        ------------
                         1,686,684  =======  1,506,685  =======  1,686,684  =======  1,506,018  =======

Diluted EPS:

                              Three Months Ended                      Nine Months Ended
                                    March 31,                               March 31,
                            1998                1997                1998                1997
                       ------------        ------------        ------------        ------------
Net income                $232,400            ($57,300)           $506,600            ($32,400)

Add:
Interest expense
savings assuming
repayment of debt            3,000             n/a                   9,000             n/a
                       ------------        ------------        ------------        ------------
                          $235,400            ($57,300)           $515,600            ($32,400)
                       ============        ============        ============        ============


Weighted average shares:

  Shares outstanding     1,686,684           1,506,685           1,686,684           1,506,018
  CSE options              277,794             n/a                 238,511             n/a
  Convertible Debt         137,173             n/a                 116,919             n/a
  Warrants                 886,492             n/a                 843,453             n/a
                       ------------        ------------        ------------        ------------
                         2,988,143           1,506,685           2,885,567           1,506,018

 Earnings per share       $235,400 =$ .08    ($57,300) =($.03)   $515,600  =$ .18    ($32,400) =($.02)
                       ------------        ------------        ------------        ------------
                         2,988,143 =======  1,506,685  =======  2,885,567  =======  1,506,018  =======

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